Amrize Grows Revenue 4.7% in First Quarter and Reaffirms 2026 Guidance • Revenues up 4.7% driven by accelerating customer demand • Building Materials grew revenue 12.9% with significant margin expansion • Building Envelope results affected by soft roofing demand • PB Materials acquisition completed • Board declares first quarterly dividend of $0.11 per share • Amrize plans to begin $1.0 billion share repurchase program after Q1 earnings results • Full Year 2026 guidance reaffirmed CHICAGO/ZUG, Switzerland, April 29, 2026 – Amrize (AMRZ) announced today its first quarter 2026 financial results. Jan Jenisch, Chairman and CEO: "I thank our 19,000 Amrize teammates for delivering 4.7% of revenue growth in the first quarter. While this is a seasonally small quarter for Amrize, we are encouraged by our progress and the acceleration of customer demand in Building Materials. With growing new project starts and multi-year supply agreements for mega-projects, we achieved double-digit volume growth in cement and aggregates. We also significantly expanded Building Materials margins with continued aggregates pricing, operational efficiency and ASPIRE savings. We completed the acquisition of PB Materials, the aggregates leader in high growth West Texas, which started to positively contribute to our results in the first quarter. With aggregates and U.S. cement price increases put in place in April and strong volumes continuing, our Building Materials business is well positioned for 2026. Our Building Envelope results were affected by soft roofing demand and pricing. Margins in the segment were impacted by lower volumes, price-cost and a temporary plant disruption. Commercial repair and refurbishment continues to be resilient and we expect the strong commercial new starts within Building Materials to convert to new roofing demand as those projects progress through construction. We implemented price increases beginning in April and we expect performance to improve as we move through the year. We are investing for growth with CapEx and M&A, and are returning value to our shareholders with our dividend program and $1.0 billion share repurchase authorization. With an excellent start to the year for Building Materials, we are well positioned to capitalize on accelerating customer demand and deliver profitable growth." Shareholder Return The Board of Directors declared the first quarterly dividend of $0.11 per share to be paid on May 20, 2026. The last trading day with entitlement to receive the quarterly dividend, known as the cum-dividend date, is May 11, 2026. The shares will be traded ex-dividend on May 12, 2026, which is also the record date. Dividends will be paid out of capital contribution reserves1 and are not subject to Swiss withholding tax. The Board previously approved a $1.0 billion share repurchase program, with a 12-month expiration. With approval of the company's 2025 financial statements at its Annual General Meeting, the company plans to begin the repurchase program after Q1 2026 earnings results. Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com +1 773-676-4981 1 +1 773-355-4404 1 Dividends will be made in the form of distributions paid out of legal reserves from capital contributions and are not subject to Swiss withholding tax. The dividend is the first installment of the annual dividend of up to $0.44 per share approved at the company's Annual General Meeting.

Full Year 2026 Financial Guidance Reaffirmed2 Amrize is reaffirming its 2026 financial guidance reflecting accelerating customer demand and profitable growth. Building Materials had an excellent start to the year and the company expects accelerated customer demand to drive growth and margin expansion in 2026. The company continues to expect cement pricing to be up low-single digits and aggregates pricing to be up mid-single digits on a freight adjusted basis for the full year. Aggregates and U.S. cement price increases were put in place in April and fuel surcharges are being implemented to offset cost inflation. In Building Envelope, Amrize continues to expect low-single digit growth in commercial roofing volumes and flat volumes in residential roofing with improvement in the second half of the year. Price increases have been put in place in commercial and residential roofing in April, and fuel surcharges are being implemented to offset cost inflation. As pricing actions are realized, the company expects price-cost to improve as it moves through the year. Based on these drivers, Amrize is reaffirming its financial guidance for full year 2026: Revenues $12.29 billion to $12.52 billion +4% to +6% Adjusted EBITDA $3.25 billion to $3.34 billion +8% to +11% The Company's 2026 financial guidance includes the following underlying assumptions: Capital Expenditures $900 million Interest Expense, Net $340 million Effective Tax Rate 21% - 23% Corporate Costs $200 million Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com +1 773-676-4981 2 +1 773-355-4404 2 Amrize (Company) provides forward-looking guidance regarding Adjusted EBITDA. The Company cannot, without unreasonable effort, forecast certain adjusted items excluded from comparable U.S. GAAP financial measures. These items include Acquisition and integration-related costs, Litigation- related costs, Loss on impairments, Restructuring and other costs, Spin-off and separation-related costs, Other non-operating (expense) income, net, and Income from equity method investments., that are difficult to predict in advance to include in a U.S. GAAP estimate. For the same reasons, the Company is unable to address the probable significance of the items.

Media Release
Ad hoc announcement pursuant to Art. 53 LR

Amrize Consolidated Results (Unaudited)

$ in millions, except per share data	For the three months ended March 31, 2026	2025	% Change
Revenues	$ 2,178	$ 2,081	4.7%
Net loss	$ (118)	$ (87)	(35.6%)
Net loss margin	(5.4%)	(4.2%)	(120bps)
Adjusted EBITDA[3]	$ 192	$ 214	(10.3%)
Adjusted EBITDA margin[4]	8.8%	10.3%	(150bps)
Diluted loss per share (EPS)	$ (0.21)	$ (0.16)	(31.3%)
Adjusted diluted loss per share[5]	$ (0.16)	$ (0.14)	(14.3%)

Revenues were $2,178 million in the first quarter of 2026 compared to $2,081 million in 2025. Revenues were 4.7% higher in the quarter which was primarily driven by volume growth of $79 million and contributions from acquisitions of $24 million from the Building Materials segment. These factors were partially offset by lower market demand as well as lower prices of $24 million within the Building Envelope segment. Foreign exchange benefitted Amrize by $18 million for the quarter, as the Canadian dollar strengthened against the U.S. dollar.

Adjusted EBITDA was $192 million for the first quarter of 2026 compared with $214 million in 2025. The decline in Adjusted EBITDA was mainly driven by lower roofing volumes, price-cost and a temporary plant disruption in the Building Envelope segment, as well as higher unallocated corporate costs. This was partially offset by volume growth in cement and aggregates, aggregates pricing, operational efficiency and ASPIRE savings in the Building Materials segment.

The organization operated on a standalone basis in the first quarter of 2026 compared to a carve-out basis in the first quarter of 2025. Excluding unallocated corporate costs, Total Segment Adjusted EBITDA was up 1.6% in the first quarter of 2026 compared to the first quarter of 2025.

The company invested $272 million in capital expenditures in the first quarter and is on track to invest $900 million in 2026 to expand production, increase operational efficiency and best serve customers.

Net loss was $118 million for the first quarter of 2026, or $0.21 per diluted share, compared with Net loss of $87 million, or $0.16 per diluted share, in the first quarter of 2025. Adjusted loss per diluted share for the first quarter of 2026 was $0.16 compared to $0.14 in the first quarter of 2025.

[3] Adjusted EBITDA represents a Non-GAAP measure, which is defined on page 7 and reconciled on pages 12-14.
[4] Adjusted EBITDA Margin represents a Non-GAAP measure, which is defined on page 7 and reconciled on pages 12-14.
[5] Adjusted diluted loss per share represents a Non-GAAP measure, which is defined on page 7 and reconciled on pages 12-14.

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Ad hoc announcement pursuant to Art. 53 LR

Amrize Building Materials Results (Unaudited)

$ in millions	For the three months ended March 31, 2026	2025	% Change
Revenues	$ 1,500	$ 1,329	12.9%
Segment Adjusted EBITDA[6]	$ 170	$ 120	41.7%
Segment Adjusted EBITDA margin[7]	11.3%	9.0%	230bps

Volumes in millions	For the three months ended March 31, 2026	2025	% Change
Cement - tons sold[8]	4.1	3.6	13.9%
Aggregates - tons sold	17.8	15.6	14.1%

Average Selling Price	For the three months ended March 31,				
$ per ton	2026	2025	% Change	Constant Currency[9]	% Change Constant Currency
Cement - price per ton[8]	$168.83	$171.76	(1.7%)	$167.67	(2.4%)
Aggregates - price per ton[10]	$15.52	$15.14	2.5%	$15.29	1.0%

Building Materials Revenues were $1,500 million in the first quarter of 2026 compared to $1,329 million in 2025. Revenue growth of 12.9% in the first quarter of 2026 was driven by higher cement and aggregates volumes, reflecting accelerating customer demand with new project starts and multi-year supply agreements supporting mega-projects.

In February, Amrize completed the acquisition of PB Materials, the aggregates leader in the high-growth West Texas region. PB Materials positively contributed to results in the six weeks it operated as part of Amrize in the first quarter of 2026.

Cement volumes were up 13.9% with pricing down 2.4% on a constant currency basis. A large customer project impacted cement pricing, but benefitted margin during the quarter. Aggregates volumes were up 14.1% with freight adjusted pricing growth of 1.0% on a constant currency basis. Aggregates pricing in the first quarter was impacted by mix from large projects, geography and an acquisition.

Aggregates and U.S. cement price increases were put in place in April and fuel surcharges are being implemented to offset cost inflation.

First quarter 2026 Segment Adjusted EBITDA for the Building Materials segment was up 41.7% to $170 million, compared to $120 million in 2025. The increase was mainly attributable to continued volume growth, aggregates pricing, operational efficiency and ASPIRE.

[6] Segment Adjusted EBITDA represents a Non-GAAP measure, which is defined on page 7 and reconciled on pages 12-14.
[7] Segment Adjusted EBITDA Margin represents a Non-GAAP measure, which is defined on page 7 and reconciled on pages 12-14.
[8] Cement volume and pricing figures presented above exclude trading.
[9] Constant Currency reflects price adjusted to prior period foreign exchange rates.
[10] Aggregates pricing figures presented above are freight adjusted, excluding freight revenues.

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Amrize Building Envelope Results (Unaudited) For the three months ended March 31, $ in millions 2026 2025 % Change Revenues $ 678 $ 752 (9.8%) Segment Adjusted EBITDA $ 78 $ 124 (37.1%) Segment Adjusted EBITDA margin 11.5% 16.5% (500bps) Building Envelope Revenues were $678 million for the first quarter of 2026, compared to $752 million in 2025. This decrease was primarily on soft industry volumes and pricing. Commercial roofing repair and refurbishment remained resilient while new construction remained soft in the first quarter. Residential roofing was also soft in the first quarter. Seasonal trends are expected to support weather-related repair and refurbishment demand in the second half of 2026, while recovery in residential new construction is expected in 2027. Price increases were put in place in commercial and residential roofing in April, and fuel surcharges are being implemented to offset cost inflation. The company also announced price increases for select brands, effective in May and June. First quarter 2026 Segment Adjusted EBITDA for the Building Envelope segment was $78 million, compared to $124 million in 2025. The decrease in Adjusted EBITDA was mainly due to lower volumes, price-cost and a temporary plant disruption. Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com +1 773-676-4981 5 +1 773-355-4404

Amrize Cash Flow and Debt For the three months ended March 31, 2026, cash used in operating activities was $896 million as compared to $856 million for the three months ended March 31, 2025. The increase in cash used in operating activities of $40 million was primarily driven by a higher net loss of $31 million, and the timing of cash collections and payments. Free Cash Flow11 was a use of $1,163 million for the three months ended March 31, 2026 compared to a use of $1,065 million for the three months ended March 31, 2025. Free cash flow is historically seasonal and the company generates the majority of its cash flow in the second half of the year. Gross Debt was $6,046 million and Cash and cash equivalents were $1,099 million as of March 31, 2026, resulting in Net Debt12 of $4,947 million. Net Leverage Ratio13 as of March 31, 2026 was 1.7x. About Amrize Amrize (NYSE: AMRZ) is building North America, as the partner of choice for professional builders with advanced branded solutions from foundation to rooftop. With over 1,000 sites and a highly efficient distribution network, we deliver for our customers in every U.S. state and Canadian province. Our 19,000 teammates uniquely serve every construction market from infrastructure, commercial and residential to new build, repair and refurbishment. Amrize achieved $11.8 billion in revenues in 2025 and is listed on the New York Stock Exchange and the SIX Swiss Exchange. Learn more at www.amrize.com. Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com +1 773-676-4981 6 +1 773-355-4404 11 Free Cash Flow represents a Non-GAAP measure, which is defined on page 7 and reconciled on pages 12-14. 12 Net Debt represents a Non-GAAP measure, which is defined on page 7 and reconciled on pages 12-14. 13 Net Leverage Ratio represents a Non-GAAP measure, which is defined on page 7 and reconciled on pages 12-14.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS Certain statements in this presentation may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act, such as statements regarding expected cost savings, future financial targets, business strategies, management’s views with respect to future events and financial performance, and the assumptions underlying such expected cost savings, targets, strategies, and statements. Forward-looking statements include those preceded by, followed by or that include the words such as “may,” “will,” “could,” “should,” “might,” “projects,” “expects,” “believes,” “anticipates,” “intends,” “plans,” “continue,” “estimate,” or “pursue,” or similar expressions. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the effect of political, economic and market conditions and geopolitical events; the level of demand in the construction industry; the cyclicality of the industries and businesses in which our customers operate; changes in the cost and/or availability of raw materials required to run our business; energy and fuel costs; adverse weather conditions and natural disasters; the logistical and other challenges inherent in our operations; the actions and initiatives of current and potential competitors; the level and volatility of, interest rates and other market indices; the ability of Amrize to realize the expected synergies for our acquisitions; the ability of Amrize to achieve margin expansion goals; the ability of Amrize to maintain satisfactory credit ratings; the outcome of pending litigation or future litigation; the impact of current, pending and future legislation and regulation; factors related to the failure of Amrize to achieve some or all of the expected strategic benefits or opportunities expected from the separation from Holcim Ltd (“Holcim”); material costs and expenses as a result of the separation from Holcim; our limited history operating as an independent, publicly traded company; our obligation to indemnify Holcim pursuant to the agreements entered into connection with the separation and the risk Holcim may not fulfill any obligations to indemnify Amrize under such agreements; that under applicable tax law, Amrize may be liable for certain tax liabilities of Holcim following the separation if Holcim were to fail to pay such taxes; the fact that Amrize may receive worse commercial terms from third-parties for services it used to receive from Holcim prior to the separation; the fact that certain of Amrize's executive officers and directors may have actual or potential conflicts of interest because of their previous positions at Holcim; and potential difficulties in maintaining relationships with key personnel; and other factors which can be found in Amrize’s media releases and Amrize’s filings with the SEC. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control, dependent on the actions of third parties, or currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our historical experience and our expectations and projections. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. You are advised, however, to review any further disclosures we make on related subjects in our filings with the Securities and Exchange Commission and in our other public statements. FINANCIAL MEASURES AND DEFINITIONS Adjusted EBITDA is defined as Segment Adjusted EBITDA including unallocated corporate costs. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenues. Adjusted Diluted EPS is defined as Diluted Earnings (Loss) per share attributable to the Company, excluding the impact of Acquisition and integration-related costs, Litigation-related costs, Loss on impairments, Restructuring and other costs, Spin-off and separation-related costs. Capital Expenditures, Net includes purchases of property, plant and equipment, proceeds from property and casualty insurance income, proceeds from land expropriation, and proceeds from disposals of long-lived assets. EBITDA is defined as Net income (loss), excluding Depreciation, depletion, accretion and amortization, Interest expense, net, and Income tax benefit. EBITDA Margin is defined as EBITDA divided by Revenues. Free Cash Flow is defined as Net cash used in operating activities less Capital Expenditures, Net. Net Debt is defined as the sum of Short-term borrowings, Long-term debt and Current portion of long-term debt minus Cash and cash equivalents. Net Leverage Ratio is defined as Net Debt divided by trailing 12 months Adjusted EBITDA. Net Working Capital is defined as the change in accounts receivables, inventory, and accounts payable. Segment Adjusted EBITDA is defined as Net income (loss), and excludes the impact of Depreciation, depletion, accretion and amortization, Interest expense, net, Income tax benefit, Acquisition and integration-related costs, Litigation-related costs, Loss on impairments, Restructuring and other costs, Spin-off and separation-related costs, Other non-operating (expense) income, net, Income from equity method investments, and unallocated corporate costs. Segment Adjusted EBITDA Margin is defined as Segment Adjusted EBITDA divided by Revenues. This media release contains certain financial measures of historical performance and financial positions that are not prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). Non-GAAP financial measures are reconciled to the most comparable U.S. GAAP measures in the schedules attached hereto. Adjusted financial measures are Non-GAAP measures and exclude adjusting items as described and reconciled to comparable U.S. GAAP financial measures in the Reconciliation of U.S. GAAP to Non-GAAP Financial Measures contained in this Media Release. We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the Company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these Non-GAAP financial measures in making financial, operating and planning decisions, and evaluating Amrize’s and each business segment’s ongoing performance. Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com +1 773-676-4981 7 +1 773-355-4404

Our Non-GAAP financial measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these Non-GAAP financial measures. Because Non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ Non-GAAP financial measures having the same or similar names. As required by SEC rules, the tables on pages 12-14 below present a reconciliation of our presented Non-GAAP financial measures to the most directly comparable U.S. GAAP measures. Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com +1 773-676-4981 8 +1 773-355-4404

Amrize Ltd Unaudited Condensed Consolidated Statement of Operations ($ in millions, except per share data) For the three months ended March 31, 2026 2025 Revenues $ 2,178 $ 2,081 Cost of revenues (1,967) (1,859) Gross profit 211 222 Selling, general and administrative expenses (292) (239) Gain on disposal of long-lived assets 5 1 Operating loss (76) (16) Interest expense, net (70) (118) Other non-operating income, net 1 1 Loss before income tax benefit (145) (133) Income tax benefit 27 46 Net loss (118) (87) Net loss attributable to noncontrolling interests 2 — Net loss attributable to the Company $ (116) $ (87) Loss per share attributable to the Company: Basic $ (0.21) $ (0.16) Diluted $ (0.21) $ (0.16) Weighted-average number of shares outstanding: Basic 553.2 553.1 Diluted 553.2 553.1 Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com +1 773-676-4981 9 +1 773-355-4404

Amrize Ltd Unaudited Condensed Consolidated Balance Sheets ($ in millions) As of As of March 31, 2026 December 31, 2025 Assets Current Assets: Cash and cash equivalents $ 1,099 $ 1,922 Accounts receivable, net 1,358 1,120 Inventories, net 1,567 1,551 Prepaid expenses and other current assets 260 88 Total current assets 4,284 4,681 Property, plant and equipment, net 8,366 7,935 Goodwill 9,070 9,020 Intangible assets, net 1,703 1,728 Operating lease right-of-use assets, net 604 608 Other noncurrent assets 242 277 Total Assets $ 24,269 $ 24,249 Liabilities and Equity Current Liabilities: Accounts payable $ 1,021 $ 1,538 Short-term borrowings 777 — Current portion of long-term debt 333 333 Operating lease liabilities 131 136 Other current liabilities 792 850 Total current liabilities 3,054 2,857 Long-term debt 4,936 4,936 Deferred income tax liabilities 1,104 1,048 Noncurrent operating lease liabilities 492 500 Other noncurrent liabilities 1,595 1,654 Total Liabilities 11,181 10,995 Total Equity 13,088 13,254 Total Liabilities and Equity $ 24,269 $ 24,249 Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com +1 773-676-4981 10 +1 773-355-4404

Amrize Ltd Unaudited Condensed Consolidated Statements of Cash Flow ($ in millions) For the three months ended March 31, 2026 2025 Cash Flows from Operating Activities: Net loss $ (118) $ (87) Adjustments to reconcile net income to net cash used in operating activities: Depreciation, depletion, accretion and amortization 236 218 Share-based compensation 9 1 Gain on disposal of long-lived assets (5) (1) Deferred tax benefit (17) — Net periodic benefit cost 3 3 Other items, net 26 27 Changes in operating assets and liabilities, net of effects of acquisitions: Accounts receivable, net (223) (310) Due from related party — 13 Inventories, net 16 (121) Accounts payable (521) (198) Due to related party — 78 Other assets (159) (44) Other liabilities (136) (429) Defined benefit pension plans and other postretirement benefit plans (7) (6) Net cash used in operating activities (896) (856) Cash Flows from Investing Activities: Purchases of property, plant and equipment (272) (211) Acquisitions, net of cash acquired (425) (9) Proceeds from disposals of long-lived assets 5 2 Net decrease in short-term related-party notes receivable from cash pooling program — 173 Other investing activities, net 33 (15) Net cash used in investing activities (659) (60) Cash Flows from Financing Activities: Transfers to Holcim, net — (89) Proceeds from short-term borrowings, net 777 — Net repayments of short-term related-party debt — (7) Proceeds from issuances of long-term related-party debt — 22 Payments of finance lease obligations (31) (22) Shares withheld for employees’ income tax obligations (3) — Other financing activities, net — (1) Net cash provided by (used in) financing activities 743 (97) Effect of exchange rate changes on cash and cash equivalents (11) 2 Increase (decrease) in cash and cash equivalents (823) (1,011) Cash and cash equivalents at the beginning of period 1,922 1,585 Cash and cash equivalents at the end of period $ 1,099 $ 574 Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com +1 773-676-4981 11 +1 773-355-4404

Amrize Ltd

Reconciliation of Non-GAAP Financial Measures

Analysis of Change of Total Revenues (Unaudited)

		Analysis of Change					
		Organic Growth					
(In millions, except for percentage data)	**For the three months ended March 31, 2025**	**Volume**	**Price**	**Acquisitions**	**Foreign Exchange**	**For the three months ended March 31, 2026**	**% change**
Total Revenues	2,081	79	(24)	24	18	2,178	4.7%

Adjusted EBITDA and Adjusted EBITDA Margin (Unaudited)

($ in millions, except percentage data)

	For the three months ended 2026	For the three months ended 2025
Net loss	$ (118)	$ (87)
Depreciation, depletion, accretion and amortization	236	218
Interest expense, net	70	118
Income tax benefit	(27)	(46)
EBITDA	161	203
Acquisition and integration-related costs(1)	23	3
Litigation-related costs(2)	2	—
Restructuring and other costs(3)	3	—
Spin-off and separation-related costs(4)	4	9
Other non-operating income, net(5)	(1)	(1)
Adjusted EBITDA	192	214
Unallocated corporate costs	56	30
Total Segment Adjusted EBITDA	$ 248	$ 244
Building Materials	$ 170	$ 120
Building Envelope	$ 78	$ 124
Net loss margin	(5.4%)	(4.2%)
EBITDA Margin	7.4%	9.8%
Adjusted EBITDA Margin	8.8%	10.3%
Building Materials	11.3%	9.0%
Building Envelope	11.5%	16.5%

(1) Acquisition and integration-related costs are those incurred for business combinations, including advisory, legal, valuation, and other professional fees. Certain warranty charges related to a pre-acquisition manufacturing issue are also included.

(2) Litigation-related costs include certain litigation settlements, environmental remediation, and legal-related consulting and professional fees that are not representative of expenses arising in the ordinary course of business.

(3) Restructuring and other costs include charges associated with non-core sites.

(4) Spin-Off and separation-related costs notably include rebranding costs.

(5) Other non-operating income, net primarily consists of costs related to gains on proceeds from property and casualty insurance.

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Amrize Ltd Reconciliation of Non-GAAP Financial Measures (Unaudited) Net Debt Adjusted EBITDA Net Leverage Ratio ($ in millions, except ratio) As of March 31, 2026 Short-term borrowings $ 777 Current portion of long-term debt 333 Long-term debt 4,936 Gross Debt 6,046 Less: Cash and cash equivalents 1,099 Net Debt $ 4,947 For the year ended (trailing twelve months ended) March 31, 2026 Net income $ 1,151 Depreciation, depletion, accretion and amortization 932 Interest expense, net 365 Income tax benefit 345 EBITDA 2,793 Acquisition and integration-related costs(1) 84 Litigation-related costs(2) 48 Loss on impairments(3) 15 Restructuring and other costs(4) 22 Spin-off and separation-related costs(5) 38 Other non-operating income(6) (4) Income from equity method investments (11) Adjusted EBITDA $ 2,985 (1) Acquisition and integration-related costs are those incurred for business combinations, including advisory, legal, valuation, and other professional fees. Certain warranty charges related to a pre-acquisition manufacturing issue are also included. (2) Litigation-related costs include certain litigation settlements, environmental remediation, and legal-related consulting and professional fees that are not representative of expenses arising in the ordinary course of business. (3) Loss on impairments consist of one-time charges on the Company’s investments and property, plant, and equipment. (4) Restructuring and other costs include charges associated with non-core sites. (5) Spin-Off and separation-related costs notably include rebranding costs. (6) Other non-operating income, net primarily consists of costs related to gains on proceeds from property and casualty insurance. As of March 31, 2026 Net Leverage Ratio 1.7x Media Release Ad hoc announcement pursuant to Art. 53 LR Media Relations: media@amrize.com Investor Relations: investors@amrize.com +1 773-676-4981 13 +1 773-355-4404

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Ad hoc announcement pursuant to Art. 53 LR

Amrize Ltd

Reconciliation of Non-GAAP Financial Measures (Unaudited)

Free Cash Flow

Adjusted Diluted Loss per Share

($ in millions, except ratios and per share amounts)

	For the three months ended March 31,	
	2026	2025
Net cash used in operating activities	$ (896)	$ (856)
Capital expenditures, net[1]	(267)	(209)
Free Cash Flow	$ (1,163)	$ (1,065)

(1) Capital expenditures, net includes purchases of property, plant and equipment, proceeds from property and casualty insurance income, proceeds from land expropriation and proceeds from disposals of long-lived assets.

	For the three months ended March 31,	
	2026	2025
Diluted loss per share	$ (0.21)	$ (0.16)
Acquisition and integration-related costs[1]	0.03	0.01
Restructuring and other costs[2]	0.01	—
Spin-off and separation-related costs[3]	0.01	0.01
Adjusted Diluted Loss per Share	$ (0.16)	$ (0.14)

(1) Acquisition and integration-related costs are those incurred for business combinations, including advisory, legal, valuation, and other professional fees. Certain warranty charges related to a pre-acquisition manufacturing issue are also included.

(2) Restructuring and other costs include charges associated with non-core sites.

(3) Spin-Off and separation-related costs notably include rebranding costs.

For the U.S. GAAP to Adjusted diluted loss per share reconciliation adjusted items are shown net of tax in aggregate of $8 million and $3 million for the for the three months ended March 31, 2026 and 2025 respectively, based on applying the statutory tax rate for the jurisdictions in which the adjustment occurred or, by adjusting the tax effect to consider the impact of applying an annual effective tax rate on an interim basis. For purposes of reconciling adjusted diluted loss per share with respect to taxes period-over-period, the Company utilizes a "rate approach" to highlight the impact of the adjusted tax rate. It is computed by multiplying the prior period adjusted rate by the current period adjusted income before taxes to determine the expected tax expense. Such expected tax expense is then compared to actual tax expense. Expected tax in excess of actual tax variance is favorable; actual tax in excess of expected tax variance is unfavorable. The variance divided by diluted shares outstanding at the end of the period yields the impact on loss per share. Management believes the use of this measure best aids in explaining the impact of a changing tax rate.

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